EXHIBIT 2

         Set forth below is a summary of acquisitions of beneficial ownership in the Shares of the Issuer by Phillip Frost, M.D., effected from March 28, 1997 through the date of this Amendment No. 18. These acquisitions consist of the vesting of options previously granted to Dr. Frost, vested options granted subsequent to the last 13D filing, open market purchases, and shares acquired upon the assignment of put options.

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STOCK ACQUISITION DATE/    NUMBER OF SHARES    EXERCISE/PURCHASE
 OPTIONS VESTING DATE           ACQUIRED        PRICE PER SHARE     TYPE OF TRANSACTION
-----------------------    ----------------    -----------------    -------------------
       11/5/97                   2,800           7.75               Open Market Purchase
       11/5/97                   7,200           7.6875             Open Market Purchase
       11/5/97                   10,000          7.5625             Open Market Purchase
       11/6/97                   10,000          7.75               Open Market Purchase
       11/7/97                   10,000          8                  Open Market Purchase
       11/10/97                  500             8                  Open Market Purchase
       11/10/97                  9,500           8.1875             Open Market Purchase
       11/11/97                  10,000          8.125              Open market Purchase
       11/12/97                  9.900           7.8125             Open Market Purchase
       11/12/97                  100             7.125              Open Market Purchase
       11/12/97                  10,000          7.75               Open Market Purchase
       11/13/97                  10,000          7.806              Open market Purchase
       11/14/97                  800             7.4375             Open Market Purchase
       11/14/97                  5,900           7.625              Open Market Purchase
       11/14/97                  3,300           7.5625             Open Market Purchase
       11/17/97                  10,000          7.5                Open Market Purchase
       11/19/97                  8,900           7.375              Open Market Purchase
       11/19/97                  1,100           7.4375             Open Market Purchase
       11/24/97                  10,000          7.0625             Open Market Purchase
       11/25/97                  10,000          7                  Open Market Purchase
       11/26/97                  5,000           7                  Open Market Purchase
       12/1/97                   5,000           6.9375             Open Market Purchase
       12/10/97                  10,000          6.9375             Open Market Purchase
       12/11/97                  10,000          6.8125             Open Market Purchase
       2/21/98                   18,750          26.75              Vesting of Options, Granted 2/21/96
       2/24/98                   18,750          20.625             Vesting of Options, Granted 2/24/95
       2/25/98                   12,500          34.875             Vesting of Options, Granted 2/25/94
       6/22/98                   120,000         7.549              Put Assignment
       2/21/99                   18,750          26.75              Vesting of Options, Granted 2/21/96
       2/24/99                   18,750          20.625             Vesting of Options, Granted 2/24/95
       7/31/99                   37,500          8.9375             Vesting of Options, Granted 7/31/98

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